Exhibit (e)(4)

Appendix A

Individual Series of Master Investment Portfolio

Active Stock Master Portfolio

ACWI ex-US Index Master Portfolio

Bond Index Master Portfolio

CoreAlpha Bond Master Portfolio

S&P 500 Stock Master Portfolio

LifePath® Retirement Master Portfolio

LifePath 2020 Master Portfolio®

LifePath 2030 Master Portfolio®

LifePath 2040 Master Portfolio®

LifePath® 2050 Master Portfolio

LifePath® 2025 Master Portfolio

LifePath® 2035 Master Portfolio

LifePath® 2045 Master Portfolio

LifePath® 2055 Master Portfolio

Russell 1000® Index Master Portfolio

LifePath® Index Retirement Master Portfolio

LifePath® Index 2020 Master Portfolio

LifePath® Index 2025 Master Portfolio

LifePath® Index 2030 Master Portfolio

LifePath® Index 2035 Master Portfolio

LifePath® Index 2040 Master Portfolio

LifePath® Index 2045 Master Portfolio

LifePath® Index 2050 Master Portfolio

LifePath® Index 2055 Master Portfolio

Dated: April 1, 2010

Amended: May 19, 2010

Amended: February 14, 2011

Amended: May 17, 2011

Placement Agency Agreement	- 2 -